Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Yijia Group Corp (the “Company”) on Form 10-Q for the quarter ended  October 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kim Lee Poh, Principal Accounting and Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 25, 2020

By:	/S/ Kim Lee POH
Name: Kim Lee POH
Title: Chief Financial Officer, Director and Secretary (Principal Financial Office)